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                                                                    EXHIBIT 10.2



July 13, 1998

Jeff Framer, CFO
Image Entertainment, Inc.
9333 Oso Avenue
Chatsworth, CA  91311-6089
Via Fax (818407-9331

     Re: Seventh Amendment ("Amendment") to the Business Loan Agreement dated December 17, 1996 (the Business Loan Agreement, as previously amended, herein called the "Agreement")

Dear Jeff:

     In reference to the Agreement between Union Bank of California, N.A. ("Bank") and Image Entertainment, Inc. ("Borrower"), the Bank and the Borrower desire to amend the Agreement. Capitalized terms used herein which are not otherwise defined shall have the same meanings given them in the Agreement.

     Amendments to the Agreement

     (a) Section 1.1.1 The Standby L/C Sublimit shall be deleted in its entirety and a new Section 1.1.1 shall be added as follows:

         1.1.1 The Standby L/C Sublimit. As a sublimit to the Revolving Loan, Bank shall issue, for the account of the Borrower, one or more irrevocable, standby letters of credit (individually, an "L/C" and collectively, the "L/Cs"). All such L/Cs shall be drawn on such terms and conditions as are acceptable to Bank. The aggregate amount available to the drawn under all outstanding L/Cs and the aggregate amount of unpaid reimbursement obligations under drawn L/Cs shall not exceed Four Million Dollars ($4,000,000) and shall reduce, dollar for dollar, the maximum amount available at such time under the Revolving Loan. No L/C shall expire after June 30, 1999.

     (b) The first sentence of Section 1.3 of the Agreement shall be amended to read as follows:

         "1.3 Borrowing Base. Notwithstanding any other provision of this Agreement, Bank shall not be obligated to advance funds under the Revolving Loan, if at any time the aggregate of Borrower's obligations to Bank thereunder shall exceed eighty percent (80%) of Borrower's Eligible Accounts."

     Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall not be a waiver of any existing or future default or breach of a condition or covenant unless specified herein.

     This Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Amendment executed by the Borrower, which the Bank must be received before July 21, 1998.
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                              Very truly yours,


                              By: /s/ JOHN KASE
                                  -------------
                              Title: John Kase, Vice President


Agreed and Accepted to this 16/th/ day of July 1998.

Image Entertainment, Inc.

By: /s/ JEFF M. FRAMER
   -------------------
Title: Jeff Framer, CFO